Exhibit 10.64
FIRST MODIFICATION AGREEMENT
(MOFFETT BUSINESS CENTER)
     This FIRST MODIFICATION AGREEMENT (MOFFETT BUSINESS CENTER) (this “Amendment”), dated as of April 9, 2008 (the “Amendment Date”), is made by and between BNP PARIBAS LEASING CORPORATION (“BNPPLC”), a Delaware corporation, and NETAPP, INC. (“NAI”), a Delaware corporation which is a successor by merger to Network Appliance, Inc.
RECITALS
     BNPPLC and Network Appliance, Inc. executed a Common Definitions and Provisions Agreement (Moffett Business Center) dated as of November 29, 2007 (the “Common Definitions and Provisions Agreement”), which by this reference is incorporated into and made a part of this Amendment for all purposes. As used in this Amendment, capitalized terms defined in the Common Definitions and Provisions Agreement and not otherwise defined in this Amendment are intended to have the respective meanings assigned to them in the Common Definitions and Provisions Agreement.
     BNPPLC and Network Appliance, Inc. also executed other Operative Documents, including a Closing Certificate and Agreement (Moffett Business Center) dated as of November 29, 2007 (the “Closing Certificate”), pursuant to which (among other things) NAI is currently bound by certain financial covenants set forth therein.
     Bank of America, N.A.; Goldman Sachs Credit Partners L.P.; JPMorgan Chase Bank, National Association; Keybank National Association; Morgan Stanley Bank; Sumitomo Mitsui Banking Corporation; and Wells Fargo Bank, N.A., as “Participants” (herein so called), and BNPPLC have all previously become parties to a Participation Agreement (Moffett Business Center) dated as of November 29, 2007 (the “Participation Agreement”), in which the Participants have agreed with BNPPLC to participate in the risks and rewards to BNPPLC of the Operative Documents.
     BNPPLC and NAI now desire to amend the Common Definitions and Provisions Agreement and the Closing Certificate as more particularly provided below in this Amendment.
AGREEMENTS
     In consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1 Amendments to the Operative Documents.
     (A) Amendments to the Closing Certificate. Effective as of the Amendment Date, but subject to the satisfaction of the condition precedent set forth in Section 9 below, the Closing

Certificate is hereby amended as follows:
     (1) The definition of “Consolidated EBITDA” in Subparagraph 3(A) of the Closing Certificate is hereby amended and restated in its entirety as follows:
“Consolidated EBITDA” means, with reference to any period, the sum of the following: (a) Consolidated Net Income for such period, plus (b) without duplication and to the extent deducted from revenues in determining such Consolidated Net Income, the sum of (i) Consolidated Interest Expense for such period, (ii) expense for taxes paid or accrued during such period, (iii) all amounts attributable to depreciation, (iv) amortization during such period, (v) extraordinary non-cash charges incurred other than in the ordinary course of business during such period, (vi) nonrecurring extraordinary non-cash restructuring charges, (vii) share-based non-cash compensation expense, and (viii) any non-cash charge with respect to the amortization of the value or cost of any derivative instrument that is excluded from the definition of “Swap Agreement” below by reason of clause (b) or clause (c) of the proviso at the end of that definition, minus without duplication and to the extent included in determining such Consolidated Net Income, (c) interest income, (d) extraordinary non-cash gains realized other than in the ordinary course of business and (e) any cash payments made during such period in respect of the item described in clause (vii) above subsequent to the fiscal quarter in which the relevant share-based non-cash compensation expense was incurred, all calculated for NAI and its Subsidiaries in accordance with GAAP on a consolidated basis. For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”), (i) if at any time during such Reference Period NAI or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period, and (ii) if during such Reference Period NAI or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period. As used in this definition, “Material Acquisition” means any acquisition of property or series of related acquisitions of property that (a) constitutes (i) assets comprising all or substantially all or any significant portion of a business or operating unit of a business, or (ii) all or substantially all of the common stock or other Equity Interests of a Person, and (b) involves the payment of consideration by NAI and its Subsidiaries in excess of $50,000,000; and “Material Disposition” means any sale, transfer or disposition of property or series of related sales, transfers, or dispositions of property that yields gross proceeds to NAI or any of its Subsidiaries in excess of $50,000,000.
First Modification Agreement (Moffett Business Center) – Page 2

     (2) The definition of “Swap Agreement” in Subparagraph 3(A) of the Closing Certificate is hereby amended and restated in its entirety as follows:
“Swap Agreement” means any agreement entered into for the primary purpose of hedging or mitigating risk or speculation with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that the following shall be excluded from this definition: (a) any of the foregoing involving, or settled by reference to, Equity Interests of NAI and entered into or issued in connection with compensatory arrangements for directors, officers, employees or consultants of NAI or any of the Subsidiaries, (b) any of the foregoing that is, or at the election of the issuer may be, settled (after payment of any premium for any option or any prepayment under any forward contract) through the issuance of Equity Interests of NAI, and (c) any of the foregoing to the extent it constitutes a derivative embedded in a convertible security issued by NAI that involves, or is settled by reference to, Equity Interests of NAI (including, for avoidance of doubt, “net share settled” convertible securities).
     (B) Amendment to the Common Definitions and Provisions Agreement. Effective as of the Amendment Date, but subject to the satisfaction of the condition precedent set forth in Section 9 below, clause (F) of the definition of “Event of Default” in Article 1 of the Common Definitions and Provisions Agreement is hereby amended and restated in its entirety as follows:
(F) NAI or any Subsidiary of NAI fails to pay any principal of or premium or interest on any of its Indebtedness which is outstanding in a principal amount of at least $25,000,000 when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other event occurs or condition exists under any agreement or instrument relating to any such Indebtedness and continues after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate the maturity of such Indebtedness (other than by conversion of any convertible debt instrument pursuant to its terms); or any such Indebtedness is declared by the creditor to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness is required to be made, in each case prior to the stated maturity thereof (other than, in each case, by conversion of any convertible debt instrument pursuant to its terms).
First Modification Agreement (Moffett Business Center) – Page 3

2 Confirmation of Operative Documents by NAI. NAI confirms that it is, as successor by merger to Network Appliance, Inc., a party to and bound by the Operative Documents as was Network Appliance, Inc. Further, NAI ratifies and confirms all terms and conditions of the Operative Documents, as hereby amended, including the representations made by Network Appliance, Inc. concerning the Property in the Ground Lease. NAI also confirms that (a) all such representations which concern the Property would continue to be accurate and complete in all material respects if made as of the Amendment Date, and (b) NAI is not currently aware of any Default or Event of Default which has occurred and is continuing or of any defense, counterclaim, set-off, right of recoupment, abatement or other claim which NAI may now have against BNPPLC under the Operative Documents.
3 Other Representations and Covenants of NAI. NAI also represents and covenants to BNPPLC as follows:
     (A) Concerning NAI and this Amendment.
     (1) Authority. The Constituent Documents of NAI permit the execution, delivery and performance of this Amendment by NAI, and all actions and approvals necessary to bind NAI under this Amendment have been taken and obtained. Without limiting the foregoing, this Amendment will be binding upon NAI when signed on behalf of NAI by Ingemar Lanevi, Vice President and Corporate Treasurer of NAI.
     (2) Truth of Information. Any reports, financial statements or other data furnished by NAI to BNPPLC in connection with the agreements set forth in this Amendment are true and correct in all material respects and do not omit to state any fact or circumstance necessary to make the statements contained therein not misleading. No material adverse change has occurred since the dates of such reports, statements and other data in the financial condition of NAI.
     (3) No Default or Violation. The execution and performance by NAI of this Amendment do not and will not contravene or result in a breach of or default under any other agreement to which NAI is a party or by which NAI is bound or which affects any assets of NAI. Such execution and performance by NAI do not contravene any law, order, decree, rule or regulation to which NAI is subject. Further, such execution and performance by NAI will not result in the creation or imposition of (or the obligation to create or impose) any lien, charge or encumbrance on, or security interest in, any property of NAI pursuant to the provisions of any such other agreement.
     (4) Enforceability. This Amendment constitutes the legal, valid and binding obligations of NAI enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership and other similar laws affecting the rights of creditors generally.
First Modification Agreement (Moffett Business Center) – Page 4

     (B) Further Assurances. NAI will, upon the reasonable request of BNPPLC, (i) execute, acknowledge, deliver and record or file such further instruments and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Amendment and to subject to this Amendment any property intended to be covered hereby, including specifically, but without limitation, any renewals, additions, substitutions, replacements or appurtenances to the Property; (ii) execute, acknowledge, deliver, procure and record or file any document or instrument deemed advisable by BNPPLC to protect its rights in and to the Property against the rights or interests of third persons; and (iii) provide such certificates, documents, reports, information, affidavits and other instruments and do such further acts as may be necessary, desirable or proper in the reasonable determination of BNPPLC to enable BNPPLC to comply with the requirements or requests of any agency or authority having jurisdiction over it.
     (C) Reimbursement of Costs. NAI will pay or reimburse BNPPLC, upon demand, for all reasonable out-of-pocket costs and expenses (including the reasonable fees, charges and disbursements of counsel) incurred by BNPPLC in connection with the preparation, negotiation, execution and delivery of this Amendment.
4 Reservation of Rights. The execution and delivery by BNPPLC of this Amendment will not be deemed to create a course of dealing or otherwise obligate BNPPLC to enter into amendments under the same, similar, or any other circumstances in the future. NAI is entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon BNPPLC or Participants or any other Person. Except as expressly provided above, this Amendment will not limit, modify or otherwise affect any of NAI’s obligations under any of the Operative Documents, as heretofore amended.
5 No Implied Representations or Promises by BNPPLC. NAI acknowledges and agrees that neither BNPPLC nor its representatives or agents have made any representations or promises with respect to the subject matter of this Amendment except as expressly set forth herein.
6 Provisions Incorporated by Reference from the Common Definitions and Provisions Agreement. All terms and conditions set forth in Article II of the Common Definitions and Provisions Agreement will apply to this Amendment as if this Amendment was one of the Operative Documents referenced therein.
7 References to Operative Documents. From and after the Amendment Date, all references to any of the Operative Documents in the Operative Documents or in other documents related to the transactions contemplated therein are intended to mean the Operative Documents, as modified by this Amendment, unless the context shall otherwise require.
First Modification Agreement (Moffett Business Center) – Page 5

8 Successors and Assigns. All of the covenants, agreements, terms and conditions to be observed and performed by the parties hereto shall be applicable to and binding upon their respective heirs, personal representatives and successors and, to the extent assignment is permitted under the Operative Documents, their respective assigns.
9 Condition Precedent — Consents of Participants. The Participation Agreement requires that BNPPLC obtain approval of a Majority (as defined in the Participation Agreement) before it becomes bound by one or more amendments set forth in Section 1 above. The Participation Agreement defines “Majority” by reference to the Percentages (as defined therein) of the parties thereto. More specifically, the Participation Agreement defines “Majority” as parties to the Participation Agreement (i.e., Participants or BNPPLC and Participants), the aggregate Percentages of which equal or exceed sixty-seven percent (67%) of the Percentages of BNPPLC and of all the Participants then entitled to vote on certain matters specified in the Participation Agreement. For purposes of such voting, the Percentages of BNPPLC and the Participants under the Participation Agreement are currently as follows:

BNP PARIBAS LEASING CORPORATION:	23.1124807397%
BANK OF AMERICA, N.A.:	4.6224961479%
GOLDMAN SACHS CREDIT PARTNERS L.P.	3.0816640986%
JPMORGAN CHASE BANK	9.2449922958%
KEYBANK NATIONAL ASSOCIATION	22.1879815100%
MORGAN STANLEY BANK	8.4745762712%
SUMITOMO MITSUI BANKING CORPORATION	6.1633281972%
WELLS FARGO BANK, N.A.	23.1124807396%
In order to comply with the requirements of the Participation Agreement, BNPPLC and NAI agree that the amendments set forth in Section 1 above shall not become effective until Participants with aggregate Percentages of at least 43.888% (i.e., 67% less the Percentage of BNPPLC itself) have executed this Amendment in the spaces provided below to evidence their consents. However, so long as Participants with aggregate percentages of at least 43.888% do sign this Amendment to evidence their consents, then the amendments in Section 1 above will become effective even if other Participants fail or refuse to sign this Amendment or give their consents.
[The signature pages follow.]
First Modification Agreement (Moffett Business Center) – Page 6

     IN WITNESS WHEREOF, this First Modification Agreement (Moffett Business Center) is executed to be effective as of April 9, 2008.

BNP PARIBAS LEASING CORPORATION, a Delaware corporation
By:	/s/ Lloyd G. Cox
Lloyd G. Cox, Managing Director

First Modification Agreement (Moffett Business Center) – Signature Page

[Continuation of signature pages for First Modification Agreement (Moffett Business Center) dated as of April 9, 2008]

NETAPP, INC., a Delaware corporation, which is the successor by merger to Network Appliance, Inc.
By:	/s/ Ingemar Lanevi
Ingemar Lanevi, Vice President and Corporate
Treasurer

First Modification Agreement (Moffett Business Center) – Signature Page

[Continuation of signature pages for First Modification Agreement (Moffett Business Center) dated as of April 9, 2008]
Consent of Participant
The undersigned, BANK OF AMERICA, N.A., joins in the execution of this First Modification Agreement (Moffett Business Center) as a Participant solely to evidence its consent to this First Modification Agreement (Moffett Business Center).

BANK OF AMERICA, N.A.
By:	/s/ Fred L. Thorne
	Name:	Fred L. Thorne
	Title:	Managing director

First Modification Agreement (Moffett Business Center) – Signature Page

[Continuation of signature pages for First Modification Agreement (Moffett Business Center) dated as of April 9, 2008]
Consent of Participant
The undersigned, GOLDMAN SACHS CREDIT PARTNERS L.P., joins in the execution of this First Modification Agreement (Moffett Business Center) as a Participant solely to evidence its consent to this First Modification Agreement (Moffett Business Center).

GOLDMAN SACHS CREDIT PARTNERS L.P.
By:	/s/ Andrew Caditz
	Name:	Andrew Caditz
	Title:	Authorized Signatory

First Modification Agreement (Moffett Business Center) – Signature Page

[Continuation of signature pages for First Modification Agreement (Moffett Business Center) dated as of April 9, 2008]
Consent of Participant
The undersigned, JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, joins in the execution of this First Modification Agreement (Moffett Business Center) as a Participant solely to evidence its consent to this First Modification Agreement (Moffett Business Center).

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
By:	/s/ Anthony Galea
	Name:	Anthony Galea
	Title:	Vice President

First Modification Agreement (Moffett Business Center) – Signature Page

[Continuation of signature pages for First Modification Agreement (Moffett Business Center) dated as of April 9, 2008]
Consent of Participant
The undersigned, KEYBANK NATIONAL ASSOCIATION, joins in the execution of this First Modification Agreement (Moffett Business Center) as a Participant solely to evidence its consent to this First Modification Agreement (Moffett Business Center).

KEYBANK NATIONAL ASSOCIATION
By:	/s/ Raed Y. Alfayoumi
	Name:	Raed Y. Alfayoumi
	Title:	Vice President

First Modification Agreement (Moffett Business Center) – Signature Page

[Continuation of signature pages for First Modification Agreement (Moffett Business Center) dated as of April 9, 2008]
Consent of Participant
The undersigned, MORGAN STANLEY BANK, joins in the execution of this First Modification Agreement (Moffett Business Center) as a Participant solely to evidence its consent to this First Modification Agreement (Moffett Business Center).

MORGAN STANLEY BANK
By:	/s/ Elizabeth Hendricks
	Name:	Elizabeth Hendricks
	Title:	Authorized Signatory

First Modification Agreement (Moffett Business Center) – Signature Page

[Continuation of signature pages for First Modification Agreement (Moffett Business Center) dated as of April 9, 2008]
Consent of Participant
The undersigned, SUMITOMO MITSUI BANKING CORPORATION, joins in the execution of this First Modification Agreement (Moffett Business Center) as a Participant solely to evidence its consent to this First Modification Agreement (Moffett Business Center).

SUMITOMO MITSUI BANKING CORPORATION
By:	/s/ Leo E. Pagarigan
	Name:	Leo E. Pagarigan
	Title:	General Manager

First Modification Agreement (Moffett Business Center) – Signature Page

[Continuation of signature pages for First Modification Agreement (Moffett Business Center) dated as of April 9, 2008]
Consent of Participant
The undersigned, WELLS FARGO BANK, N.A., joins in the execution of this First Modification Agreement (Moffett Business Center) as a Participant solely to evidence its consent to this First Modification Agreement (Moffett Business Center).

WELLS FARGO BANK, N.A.
By:	/s/ Alicia Kachmarik
	Name:	Alicia Kachmarik
	Title:	Assistant Vice President

First Modification Agreement (Moffett Business Center) – Signature Page